Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record Second Quarter 2017 Revenues and Earnings per Share, and
All-Time Record Quarterly Operating Income

Second Quarter 2017 Results

•	Record second quarter revenues of $656 million, an increase of 15% from second quarter 2016 on a 6% increase in carloads

•	All-time record quarterly operating income of $239 million, an increase of 9% from second quarter 2016

•	Operating ratio of 63.5%, compared with 61.3% in second quarter 2016

•
Record second quarter diluted earnings per share of $1.27, an increase of 14% compared to second quarter 2016. Adjusted diluted earnings per share of $1.33, an increase of 9% compared to second quarter 2016.

Kansas City, Mo., July 21, 2017. Kansas City Southern (KCS) (NYSE:KSU) reported record second quarter 2017 revenues of $656 million, an increase of 15% from second quarter 2016. Overall, carload volumes increased 6% compared to second quarter 2016.

Operating expenses in the second quarter were $417 million, 20% higher than 2016. In the second quarter of 2016, KCS determined it could utilize a Mexican fuel excise tax credit, and recognized a year-to-date benefit, including $17 million for the first quarter of 2016.

Operating income for the second quarter of 2017 was $239 million, an increase of 9% from the second quarter 2016 and an all-time quarterly record. KCS reported a second quarter operating ratio of 63.5%, a 2.2 point increase from second quarter 2016. Reported net income in the second quarter of 2017 totaled $135 million, or $1.27 per diluted share, compared with $121 million, or $1.11 per diluted share, in the second quarter of 2016. Excluding the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for second quarter 2017 was $1.33, compared to $1.22 in second quarter 2016.

“We are pleased to report record second quarter revenues and earnings per share, as well as an all-time record quarterly operating income.” stated Kansas City Southern’s President and Chief Executive Officer Patrick J. Ottensmeyer. “All three milestones highlight the overall strength of our second quarter 2017 results.

“Carloads were up in four out of six commodity groups, driving strong second quarter revenue growth of 15%. Our revenue performance featured strength in Energy, Automotive and Chemicals & Petroleum, as higher commodity prices, Mexican automotive production and the emergence of Mexican energy reform supported growth.

“Looking forward, the investments that we have made in our network and our ability to improve operational performance in a strong demand environment position our Company for continued growth.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2017
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$231.3	$96.6	$134.7	$1.27
Adjustments for:
Foreign exchange gain	(14.2)	(4.3)	(9.9)	(0.09)
Foreign exchange component of income taxes	—	(16.6)	16.6	0.15
Adjusted	$217.1	$75.7	141.4
Less: Noncontrolling interest			(0.3)
Adjusted net income available to common
stockholders - see (a) below			$141.1	$1.33

	Three Months Ended June 30, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$173.8	$53.3	$120.5	$1.11
Adjustments for:
Foreign exchange loss	24.0	7.2	16.8	0.16
Foreign exchange component of income taxes	—	5.3	(5.3)	(0.05)
Adjusted	$197.8	$65.8	132.0
Less: Noncontrolling interest			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$131.6	$1.22

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$656.4	$568.5	$1,265.9	$1,131.2
Operating expenses:
Compensation and benefits	125.2	109.0	242.6	219.1
Purchased services	51.4	53.7	100.2	104.6
Fuel	78.9	61.6	154.3	118.4
Mexican fuel excise tax credit	(12.8)	(34.0)	(24.5)	(34.0)
Equipment costs	31.2	27.2	62.4	53.9
Depreciation and amortization	80.4	75.7	159.7	150.0
Materials and other	62.8	55.4	121.2	111.4
Total operating expenses	417.1	348.6	815.9	723.4
Operating income	239.3	219.9	450.0	407.8
Equity in net earnings of affiliates	2.9	3.0	6.9	6.9
Interest expense	(25.0)	(24.4)	(49.7)	(48.0)
Foreign exchange gain (loss)	14.2	(24.0)	61.0	(27.5)
Other income (expense), net	(0.1)	(0.7)	1.0	(0.5)
Income before income taxes	231.3	173.8	469.2	338.7
Income tax expense	96.6	53.3	187.6	110.1
Net income	134.7	120.5	281.6	228.6
Less: Net income attributable to noncontrolling interest	0.3	0.4	0.6	0.7
Net income attributable to Kansas City Southern and subsidiaries	134.4	120.1	281.0	227.9
Preferred stock dividends	—	—	0.1	0.1
Net income available to common stockholders	$134.4	$120.1	$280.9	$227.8

Earnings per share:
Basic earnings per share	$1.27	$1.12	$2.66	$2.11
Diluted earnings per share	$1.27	$1.11	$2.65	$2.11

Average shares outstanding (in thousands):
Basic	105,473	107,720	105,792	107,891
Potentially dilutive common shares	285	187	250	203
Diluted	105,758	107,907	106,042	108,094

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2017 and 2016

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change

Chemical & Petroleum
Chemicals	$56.0	$50.6	11%	27.8	27.2	2%	$2,014	$1,860	8%
Petroleum	50.8	40.3	26%	25.5	22.7	12%	1,992	1,775	12%
Plastics	32.0	31.5	2%	18.2	17.8	2%	1,758	1,770	(1%)
Total	138.8	122.4	13%	71.5	67.7	6%	1,941	1,808	7%

Industrial & Consumer Products
Forest Products	62.2	60.4	3%	29.3	28.7	2%	2,123	2,105	1%
Metals & Scrap	57.3	52.2	10%	30.5	30.8	(1%)	1,879	1,695	11%
Other	29.1	23.5	24%	22.9	19.8	16%	1,271	1,187	7%
Total	148.6	136.1	9%	82.7	79.3	4%	1,797	1,716	5%

Agriculture & Minerals
Grain	73.1	65.2	12%	37.6	37.5	—	1,944	1,739	12%
Food Products	38.1	38.3	(1%)	15.7	17.8	(12%)	2,427	2,152	13%
Ores & Minerals	4.8	4.7	2%	5.6	5.5	2%	857	855	—
Stone, Clay & Glass	7.4	6.9	7%	3.4	3.2	6%	2,176	2,156	1%
Total	123.4	115.1	7%	62.3	64.0	(3%)	1,981	1,798	10%

Energy
Utility Coal	39.0	19.3	102%	38.4	26.2	47%	1,016	737	38%
Coal & Petroleum Coke	10.3	9.0	14%	16.1	15.2	6%	640	592	8%
Frac Sand	14.0	5.8	141%	8.7	4.5	93%	1,609	1,289	25%
Crude Oil	7.2	3.1	132%	6.4	3.5	83%	1,125	886	27%
Total	70.5	37.2	90%	69.6	49.4	41%	1,013	753	35%

Intermodal	90.6	91.4	(1%)	243.1	246.2	(1%)	373	371	1%

Automotive	57.5	44.6	29%	37.9	30.7	23%	1,517	1,453	4%

TOTAL FOR COMMODITY GROUPS	629.4	546.8	15%	567.1	537.3	6%	$1,110	$1,018	9%

Other Revenue	27.0	21.7	24%

TOTAL	$656.4	$568.5	15%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2017 and 2016

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change

Chemical & Petroleum
Chemicals	$110.6	$100.9	10%	55.3	53.6	3%	$2,000	$1,882	6%
Petroleum	89.6	75.3	19%	46.5	42.8	9%	1,927	1,759	10%
Plastics	65.1	63.5	3%	36.4	35.6	2%	1,788	1,784	—
Total	265.3	239.7	11%	138.2	132.0	5%	1,920	1,816	6%

Industrial & Consumer Products
Forest Products	125.7	125.2	—	58.9	59.2	(1%)	2,134	2,115	1%
Metals & Scrap	111.6	106.5	5%	60.9	63.5	(4%)	1,833	1,677	9%
Other	51.4	45.8	12%	43.7	38.5	14%	1,176	1,190	(1%)
Total	288.7	277.5	4%	163.5	161.2	1%	1,766	1,721	3%

Agriculture & Minerals
Grain	139.3	128.4	8%	73.3	72.7	1%	1,900	1,766	8%
Food Products	76.4	73.2	4%	32.0	33.5	(4%)	2,388	2,185	9%
Ores & Minerals	9.1	9.3	(2%)	10.4	10.3	1%	875	903	(3%)
Stone, Clay & Glass	14.9	14.2	5%	6.7	6.4	5%	2,224	2,219	—
Total	239.7	225.1	6%	122.4	122.9	—	1,958	1,832	7%

Energy
Utility Coal	81.8	42.1	94%	82.9	58.0	43%	987	726	36%
Coal & Petroleum Coke	21.3	17.2	24%	32.4	29.3	11%	657	587	12%
Frac Sand	24.7	10.9	127%	15.9	9.0	77%	1,553	1,211	28%
Crude Oil	11.7	9.0	30%	10.1	8.3	22%	1,158	1,084	7%
Total	139.5	79.2	76%	141.3	104.6	35%	987	757	30%

Intermodal	174.1	176.5	(1%)	467.1	471.4	(1%)	373	374	—

Automotive	108.8	85.6	27%	75.5	57.9	30%	1,441	1,478	(3%)

TOTAL FOR COMMODITY GROUPS	1,216.1	1,083.6	12%	1,108.0	1,050.0	6%	$1,098	$1,032	6%

Other Revenue	49.8	47.6	5%

TOTAL	$1,265.9	$1,131.2	12%